Exhibit 99.1
Qualys Announces Second Quarter 2026 Financial Results
Q2 Revenue Growth of 11% Year-Over-Year
Raises 2026 Revenue Guidance to $732.0-$738.0 million

FOSTER CITY, Calif., – August 4, 2026 – Qualys, Inc. (NASDAQ: QLYS), a leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the second quarter ended June 30, 2026. For the quarter, the Company reported revenues of $182.2 million, net income under United States Generally Accepted Accounting Principles (“GAAP”) of $52.4 million, non-GAAP net income of $69.2 million, Adjusted EBITDA of $83.8 million, GAAP net income per diluted share of $1.50, and non-GAAP net income per diluted share of $1.98.
“In Q2, we continued to execute well, demonstrated by another quarter of solid revenue growth and profitability,” said Sumedh Thakar, Qualys’ president and CEO. “Qualys’ continuous innovation spanning AI for security and security for AI, growing AI-native Risk Operations Center adoption powered by our Enterprise TruRisk Management solution, a growing federal pipeline of new business opportunity, strong partner-led execution, and promising early QFlex engagement continue to reinforce the demand we’re seeing for a unified risk management platform that autonomously moves beyond theoretical exposure to validated, quantified, and remediated risk at the speed of modern attacks in multi-vendor environments. We believe these achievements not only advance our strong competitive differentiation but also sharpen the market opportunity ahead of us and bolster our confidence in reaccelerating long-term growth in the business.”
Second Quarter 2026 Financial Highlights
Revenues: Revenues for the second quarter of 2026 increased by 11% to $182.2 million compared to $164.1 million for the same quarter in 2025.
Gross Profit: GAAP gross profit for the second quarter of 2026 increased by 12% to $151.9 million compared to $135.2 million for the same quarter in 2025. GAAP gross margin was 83% for the second quarter of 2026 compared to 82% for the same quarter in 2025. Non-GAAP gross profit for the second quarter of 2026 increased by 12% to $154.5 million compared to $137.8 million for the same quarter in 2025. Non-GAAP gross margin was 85% for the second quarter of 2026 compared to 84% for the same quarter in 2025.
Operating Income: GAAP operating income for the second quarter of 2026 increased by 20% to $61.9 million compared to $51.4 million for the same quarter in 2025. As a percentage of revenues, GAAP operating income was 34% for the second quarter of 2026 compared to 31% for the same quarter in 2025. Non-GAAP operating income for the second quarter of 2026 increased by 16% to $81.4 million compared to $70.1 million for the same quarter in 2025. As a percentage of revenues, non-GAAP operating income was 45% for the second quarter of 2026 compared to 43% for the same quarter in 2025.
Net Income: GAAP net income for the second quarter of 2026 increased by 11% to $52.4 million, or $1.50 per diluted share, compared to $47.3 million, or $1.29 per diluted share, for the same quarter in 2025. As a percentage of revenues, GAAP net income was 29% for both the second quarter of 2026 and for the same quarter in 2025. Non-GAAP net income for the second quarter of 2026 increased by 13% to $69.2 million, or $1.98 per diluted share, compared to $61.2 million, or $1.68 per diluted share, for the same quarter in 2025. As a percentage of revenues, non-GAAP net income was 38% for the second quarter of 2026 compared to 37% for the same quarter in 2025.
Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2026 increased by 14% to $83.8 million compared to $73.4 million for the same quarter in 2025. As a percentage of revenues, Adjusted EBITDA was 46% for the second quarter of 2026 compared to 45% for the same quarter in 2025.

Operating Cash Flow: Operating cash flow for the second quarter of 2026 increased by 77% to $59.6 million compared to $33.8 million for the same quarter in 2025. As a percentage of revenues, operating cash flow was 33% for the second quarter of 2026 compared to 21% for the same quarter in 2025.
Second Quarter 2026 Business Highlights
•Qualys’ TotalCloud solution achieved FedRAMP High Authorization, sponsored by the U.S. Drug Enforcement Administration (DEA). This extends the Qualys Government Platform's authorization to include Cloud-Native Application Protection Platform (CNAPP) capabilities and makes TotalCloud available through the FedRAMP Marketplace for federal agencies and other highly regulated organizations.
•Qualys collaborated with leading AI and cybersecurity organizations, Anthropic Project Glasswing and Open AI’s Trusted Access for Cyber program, to help advance the secure and responsible deployment of frontier AI technologies.
•Qualys was recognized by Frost & Sullivan in two 2026 Frost Radar™ reports as a Visionary Leader in Cloud and Application Runtime Security and a Leading Technology Player in Cloud-Native Application Protection Platforms (CNAPP).
•Qualys and Converge announced a joint offering that rewards organizations for demonstrated cybersecurity compliance. The collaboration allows Qualys customers who actively manage and prove strong security hygiene with Enterprise TruRisk Management (ETM) to potentially qualify for reduced cyber insurance premiums from Converge.
•Hosted ROCon user conferences in London, Milan, Sydney, and Washington, D.C., bringing together security leaders to explore strategies for translating cyber risk into measurable business outcomes in the age of frontier AI.
Financial Performance Outlook
Based on information as of today, August 4, 2026, Qualys is issuing the following financial guidance for the third quarter and full year fiscal 2026. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the sections entitled “Legal Notice Regarding Forward-Looking Statements” and “Non-GAAP Financial Measures” below.
Third Quarter 2026 Guidance: Management expects revenues for the third quarter of 2026 to be in the range of $185.5 million to $187.5 million, representing 9% to 10% growth over the same quarter in 2025. GAAP net income per diluted share is expected to be in the range of $1.43 to $1.50, which assumes an effective income tax rate of 21%. Non-GAAP net income per diluted share is expected to be in the range of $1.91 to $1.98, which assumes a non-GAAP effective income tax rate of 20%. Third quarter 2026 net income per diluted share estimates are based on approximately 35.0 million weighted average diluted shares outstanding for the quarter.
Full Year 2026 Guidance: Management now expects revenues for the full year of 2026 to be in the range of $732.0 million to $738.0 million, representing 9% to 10% growth over 2025. This compares to the previous guidance range of $721.0 million to $727.0 million. GAAP net income per diluted share is now expected to be in the range of $5.76 to $5.90, up from the previous guidance range of $5.40 to $5.61. This assumes an effective income tax rate of 21%. Non-GAAP net income per diluted share is now expected to be in the range of $7.74 to $7.88, up from the previous guidance range of $7.44 to $7.65. This assumes a non-GAAP effective income tax rate of 20%. Full year 2026 net income per diluted share estimates are based on approximately 35.2 million weighted average diluted shares outstanding.
Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the third quarter and full year 2026 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the third quarter and full year 2026. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.
Investor Conference Call
Qualys will host a conference call and live webcast to discuss its second quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Tuesday, August 4, 2026. To access the conference call by phone, please register here. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact
Blair King
Senior Vice President, Investor Relations and Financial Planning & Analysis
(650) 538-2088
ir@qualys.com
About Qualys
Qualys, Inc. (NASDAQ: QLYS) is a leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.
The Qualys Enterprise TruRisk Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.
Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our existing, new and upcoming products, features, integrations, collaborations and joint solutions, and their impact upon our long-term growth; our expectations regarding AI for security and security for AI; our expectations regarding business opportunities with the federal government; our expectations regarding our business partners; our ability to advance our value proposition and competitive differentiation in the market; our ability to address demand trends; our ability to maintain and strengthen our category leadership; our ability to solve modern security challenges at scale; our strategies and ability to achieve and maintain durable profitable growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the third quarter and full year 2026; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the third quarter and full year 2026. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; our ability to maintain government authorizations applicable to our platform; general market, political, economic and business conditions in the United States as well as globally; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; and any unanticipated accounting charges. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment, net of proceeds from disposal).
In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, non-recurring items and for non-GAAP net income, impairment of non-marketable securities and certain tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.
Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.
Although Qualys does not focus on or use quarterly billings in managing or monitoring the performance of its business, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) for the convenience of investors and analysts in building their own financial models.
In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include adjustments for non-recurring income tax items and certain tax effects of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 20% in 2026 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$182,175	$164,062	$357,813	$323,961
Cost of revenues (1)	30,244	28,877	60,234	57,803
Gross profit	151,931	135,185	297,579	266,158
Operating expenses:
Research and development (1)	30,685	30,249	59,705	59,403
Sales and marketing (1)	41,024	35,810	79,784	68,470
General and administrative (1)	18,320	17,719	35,303	35,123
Total operating expenses	90,029	83,778	174,792	162,996
Income from operations	61,902	51,407	122,787	103,162
Other income (expense), net:
Interest income	6,241	6,407	12,417	12,642
Other income (expense), net	(1,080)	999	(3,151)	1,316
Total other income, net	5,161	7,406	9,266	13,958
Income before income taxes	67,063	58,813	132,053	117,120
Income tax provision	14,658	11,523	29,005	22,296
Net income	$52,405	$47,290	$103,048	$94,824
Net income per share:
Basic	$1.50	$1.30	$2.92	$2.61
Diluted	$1.50	$1.29	$2.91	$2.59
Weighted average shares used in computing net income per share:
Basic	34,989	36,253	35,297	36,359
Diluted	35,030	36,519	35,353	36,651
(1) Includes stock-based compensation as follows:
Cost of revenues	$1,941	$1,980	$4,002	$4,070
Research and development	4,511	4,963	9,119	10,067
Sales and marketing	3,712	3,083	7,901	6,283
General and administrative	8,649	8,020	17,131	16,446
Total stock-based compensation, net of amounts capitalized	$18,813	$18,046	$38,153	$36,866

Qualys, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$250,291	$250,258
Short-term marketable securities	176,003	195,681
Accounts receivable, net	139,779	170,991
Prepaid expenses and other current assets	52,620	40,686
Total current assets	618,693	657,616
Long-term marketable securities	277,171	250,868
Property and equipment, net	22,591	23,166
Operating leases - right of use asset	48,184	46,001
Deferred tax assets, net	69,569	74,518
Intangible assets, net	2,976	4,255
Goodwill	7,447	7,447
Noncurrent restricted cash	1,200	1,200
Other noncurrent assets	26,342	30,010
Total assets	$1,074,173	$1,095,081
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,154	$1,202
Accrued liabilities	49,250	57,694
Deferred revenues, current	388,075	401,127
Operating lease liabilities, current	8,554	7,315
Total current liabilities	447,033	467,338
Deferred revenues, noncurrent	14,237	16,285
Operating lease liabilities, noncurrent	44,845	44,959
Other noncurrent liabilities	5,835	5,346
Total liabilities	511,950	533,928
Stockholders’ equity:
Common stock	35	36
Additional paid-in capital	753,067	731,788
Accumulated other comprehensive loss	(3,284)	(4,012)
Accumulated deficit	(187,595)	(166,659)
Total stockholders’ equity	562,223	561,153
Total liabilities and stockholders’ equity	$1,074,173	$1,095,081

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flow from operating activities:
Net income	$103,048	$94,824
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	6,105	8,155
Provision for credit losses	328	850
Impairment of property and equipment	624	—
Impairment of non-marketable securities	1,967	—
Stock-based compensation, net of amounts capitalized	38,153	36,866
Accretion of discount on marketable securities, net	(857)	(2,008)
Deferred income taxes	4,278	(8,605)
Changes in operating assets and liabilities:
Accounts receivable	30,884	35,026
Prepaid expenses and other assets	(7,748)	(4,609)
Accounts payable	(96)	699
Accrued liabilities and other noncurrent liabilities	(6,678)	3,683
Deferred revenues	(15,100)	(21,522)
Net cash provided by operating activities	154,908	143,359
Cash flow from investing activities:
Purchases of marketable securities	(146,477)	(183,545)
Sales and maturities of marketable securities	137,437	100,770
Purchases of property and equipment	(5,367)	(3,365)
Net cash used in investing activities	(14,407)	(86,140)
Cash flow from financing activities:
Repurchase of common stock	(131,388)	(89,545)
Proceeds from exercise of stock options	934	5,577
Payments for taxes related to net share settlement of equity awards	(13,865)	(15,267)
Proceeds from issuance of common stock through employee stock purchase plan	3,851	3,817
Net cash used in financing activities	(140,468)	(95,418)
Net increase (decrease) in cash, cash equivalents and restricted cash	33	(38,199)
Cash, cash equivalents and restricted cash at beginning of period	251,458	233,382
Cash, cash equivalents and restricted cash at end of period	$251,491	$195,183

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
ADJUSTED EBITDA
(unaudited)
(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$52,405	$47,290	$103,048	$94,824
Net income as a percentage of revenues	29%	29%	29%	29%
Depreciation and amortization of property and equipment	2,423	3,339	4,826	6,876
Amortization of intangible assets	639	639	1,279	1,279
Income tax provision	14,658	11,523	29,005	22,296
Stock-based compensation	18,813	18,046	38,153	36,866
Total other income, net	(5,161)	(7,406)	(9,266)	(13,958)
Adjusted EBITDA	$83,777	$73,431	$167,045	$148,183
Adjusted EBITDA as a percentage of revenues	46%	45%	47%	46%

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP Cost of revenues	$30,244	$28,877	$60,234	$57,803
Less: Stock-based compensation	(1,941)	(1,980)	(4,002)	(4,070)
Less: Amortization of intangible assets	(639)	(639)	(1,279)	(1,279)
Non-GAAP Cost of revenues	$27,664	$26,258	$54,953	$52,454
GAAP Gross profit	$151,931	$135,185	$297,579	$266,158
Plus: Stock-based compensation	1,941	1,980	4,002	4,070
Plus: Amortization of intangible assets	639	639	1,279	1,279
Non-GAAP Gross Profit	$154,511	$137,804	$302,860	$271,507
GAAP Research and development	$30,685	$30,249	$59,705	$59,403
Less: Stock-based compensation	(4,511)	(4,963)	(9,119)	(10,067)
Non-GAAP Research and development	$26,174	$25,286	$50,586	$49,336
GAAP Sales and marketing	$41,024	$35,810	$79,784	$68,470
Less: Stock-based compensation	(3,712)	(3,083)	(7,901)	(6,283)
Non-GAAP Sales and marketing	$37,312	$32,727	$71,883	$62,187
GAAP General and administrative	$18,320	$17,719	$35,303	$35,123
Less: Stock-based compensation	(8,649)	(8,020)	(17,131)	(16,446)
Non-GAAP General and administrative	$9,671	$9,699	$18,172	$18,677
GAAP Operating expenses	$90,029	$83,778	$174,792	$162,996
Less: Stock-based compensation	(16,872)	(16,066)	(34,151)	(32,796)
Non-GAAP Operating expenses	$73,157	$67,712	$140,641	$130,200
GAAP Income from operations	$61,902	$51,407	$122,787	$103,162
Plus: Stock-based compensation	18,813	18,046	38,153	36,866
Plus: Amortization of intangible assets	639	639	1,279	1,279
Non-GAAP Income from operations	$81,354	$70,092	$162,219	$141,307
GAAP Net income	$52,405	$47,290	$103,048	$94,824
Plus: Stock-based compensation	18,813	18,046	38,153	36,866
Plus: Amortization of intangible assets	639	639	1,279	1,279
Plus: Impairment of non-marketable securities	—	—	1,967	—
Less: Tax adjustment	(2,647)	(4,763)	(5,687)	(10,310)
Non-GAAP Net income	$69,210	$61,212	$138,760	$122,659
GAAP Net income per share:
Basic	$1.50	$1.30	$2.92	$2.61
Diluted	$1.50	$1.29	$2.91	$2.59
Non-GAAP Net income per share:
Basic	$1.98	$1.69	$3.93	$3.37
Diluted	$1.98	$1.68	$3.92	$3.35
Weighted average shares used in GAAP and non-GAAP net income per share:
Basic	34,989	36,253	35,297	36,359
Diluted	35,030	36,519	35,353	36,651

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
FREE CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
GAAP Cash flows provided by operating activities	$154,908	$143,359
Less:
Purchases of property and equipment, net of proceeds from disposal	(5,367)	(3,365)
Non-GAAP Free cash flows	$149,541	$139,994

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
CALCULATED CURRENT BILLINGS
(unaudited)
(in thousands, except percentages)

	Three Months Ended June 30,
	2026	2025
GAAP Revenue	$182,175	$164,062
GAAP Revenue growth compared to same quarter of prior year	11%	10%
Plus: Current deferred revenue at June 30	388,075	354,971
Less: Current deferred revenue at March 31	(393,800)	(366,824)
Non-GAAP Calculated current billings	$176,450	$152,209
Calculated current billings growth compared to same quarter of prior year	16%	8%